Exhibit 24
POWER OF ATTORNEY
I, the undersigned Director or Officer of Rockwell Automation, Inc., a Delaware corporation (the Company), hereby appoint REBECCA W. HOUSE and PATRICK P. GORIS, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below,

1.	the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and any amendments thereto;

2.	any and all amendments (including supplements and post-effective amendments) to

a)	the Registration Statements on Form S-8 registering securities to be sold under the Company’s 2012 Long-Term Incentives Plan (Registration Nos. 333-180557 and 333-209706);

b)	the Registration Statements on Form S-8 registering securities to be sold under the Company’s 2008 Long-Term Incentives Plan (Registration Nos. 333-150019 and 333-165727);

c)	the Registration Statements on Form S-8 registering securities to be sold under the Company’s 1165(e) Plan (Registration Nos. 333-157203 and 333-205022);

d)	the Registration Statements on Form S-8 registering securities to be sold under the Company’s Retirement Savings Plan (Registration Nos. 333-184400 and 333-149581); and

e)	the Registration Statement on Form S-8 registering securities to be sold pursuant to the Company’s 2003 Directors Stock Plan (Registration No. 333-101780).

Signature	Title	Date

/s/ Blake D. Moret	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	November 1, 2018
Blake D. Moret

/s/ J. Phillip Holloman	Director	November 1, 2018
J. Phillip Holloman

/s/ Steven R. Kalmanson	Director	November 1, 2018
Steven R. Kalmanson

/s/ James P. Keane	Director	November 1, 2018
James P. Keane

/s/ Lawrence D. Kingsley	Director	November 1, 2018
Lawrence D. Kingsley

/s/ Willam T. McCormick, Jr.	Director	November 1, 2018
William T. McCormick, Jr.

/s/ Keith D. Nosbusch	Director	November 1, 2018
Keith D. Nosbusch

/s/ Donald R. Parfet	Director	November 1, 2018
Donald R. Parfet

/s/ Lisa A. Payne	Director	November 1, 2018
Lisa A. Payne

/s/ Thomas W. Rosamilia	Director	November 1, 2018
Thomas W. Rosamilia

/s/ Patricia A. Watson	Director	November 1, 2018
Patricia A. Watson

/s/ Patrick P. Goris	Senior Vice President and Chief Financial Officer (principal financial officer)	November 1, 2018
Patrick P. Goris

/s/ Rebecca W. House	Senior Vice President, General Counsel and Secretary	November 1, 2018
Rebecca W. House

/s/ David M. Dorgan	Vice President and Controller (principal accounting officer)	November 1, 2018
David M. Dorgan